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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF NOVAMETRIX MEDICAL SYSTEMS INC.

         1.       NTC Technology Inc.

         2.       NTC Management Inc.

         3.       Emertech, Sarl.